UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2013

HARMONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4300 North First Street

San Jose, CA 95134

(408) 542-2500

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2013, Lewis Solomon informed Harmonic Inc. (the “Company”) of his intention to retire from the Company’s board of directors (the “Board”) prior to the Company’s 2013 Annual Meeting of Stockholders. Mr. Solomon’s retirement is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

On April 18, 2013, the Board appointed Patrick Gallagher as chairman.

Item 8.01	Other Events.

On April 22, 2013, the Company issued a press release regarding Mr. Solomon’s retirement, the appointment of Mr. Gallagher as chairman and certain other matters, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Also on April 22, 2013, the Company issued a press release regarding its intention to repurchase up to $100 million of its common stock through a modified “Dutch Auction” tender offer, a copy of which is filed as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release of Harmonic Inc., issued on April 22, 2013

99.2	Press release of Harmonic Inc., issued on April 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date: April 22, 2013

By:	/s/Carolyn V. Aver
Carolyn V. Aver
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Harmonic Inc., issued on April 22, 2013

99.2	Press release of Harmonic Inc., issued on April 22, 2013